MOORE & ASSOCIATES, CHARTERED

ACCOUNTANTS AND ADVISORS
PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the registrations statement on Form SB-2 of Dynamic Automotive, Inc, of our report dated January 18, 2007 on our review of the financial statements of Dynamic Automotive, Inc. as of December 31, 2006 and the related statements of operations, stockholders’ equity and cash flows for the year then ended, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered

Moore & Associates Chartered

Las Vegas, Nevada

February 27, 2007

2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146 (702)253-7511 Fax (702)253-7501